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                                                               EXHIBIT 23.2




                               CONSENT OF INDEPENDENT
                            CERTIFIED PUBLIC ACCOUNTANTS



Octagon, Inc.
Altamonte Springs, Florida


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 10, 1996 relating to the consolidated financial statements of Octagon, Inc., which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                     BDO Seidman, LLP


Orlando, Florida
January 15, 1997